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El Paso Electric Company                                              Exhibit 11
Computation of Earnings Per Share
(In Thousands Except for Share Data)

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                                                                                  Year             Year             Year
                                                                                  Ended            Ended            Ended
                                                                               December 31,     December 31,     December 31,
                                                                                   1999             1998            1997
                                                                               ------------     ------------     ------------
Net income applicable to common stock:
  Income before extraordinary items                                            $     31,612     $     42,366     $     41,424
  Extraordinary loss on repurchases of debt,
     net of income tax benefit                                                       (3,336)            -              (2,775)
  Extraordinary gain on discharge of debt,
     net of income tax expense                                                         -               3,343             -
                                                                               ------------     ------------     ------------
     Net income applicable to common stock                                     $     28,276     $     45,709     $     38,649
                                                                               ============     ============     ============

Basic earnings per common share:
  Weighted average number of common
     shares outstanding                                                          59,349,468       60,168,234       60,128,505
                                                                               ============     ============     ============

  Net income per common share:
     Income before extraordinary items                                         $      0.533     $      0.704     $      0.689
     Extraordinary loss on repurchases of debt,
       net of income tax benefit                                                     (0.057)            -              (0.046)
     Extraordinary gain on discharge of debt,
       net of income tax expense                                                       -               0.056             -
                                                                               ------------     ------------     ------------
         Net income                                                            $      0.476     $      0.760     $      0.643
                                                                               ============     ============     ============

Diluted earnings per common share:
  Weighted average number of common
     shares outstanding                                                          59,349,468       60,168,234       60,128,505
                                                                               ------------     ------------     ------------
  Effect of dilutive potential common stock options based on the treasury stock method using average market price:
       Quarter ended March 31                                                          -             262,998          360,800
       Quarter ended June 30                                                        384,767          538,986          291,388
       Quarter ended September 30                                                   498,828          457,905          220,412
       Quarter ended December 31                                                    514,212          479,130          299,744
  Effect of dilutive potential restricted common stock based on the treasury stock method using average market price:
       Quarter ended March 31                                                          -              14,496           19,092
       Quarter ended June 30                                                         29,186           31,840           15,940
       Quarter ended September 30                                                    45,471           35,468           12,636
       Quarter ended December 31                                                     56,258           39,433           16,496
                                                                               ------------     ------------     ------------
                                                                                  1,528,722        1,860,256        1,236,508
       Divided by number of quarters                                                      4                4                4
                                                                               ------------     ------------     ------------
         Net effect of dilutive potential common stock                              382,181          465,064          309,127
                                                                               ------------     ------------     ------------
  Weighted average number of common shares and
     dilutive potential common shares outstanding                                59,731,649       60,633,298       60,437,632
                                                                               ============     ============     ============

  Net income per common share:
     Income before extraordinary items                                         $     0.529      $      0.699     $      0.685
     Extraordinary loss on repurchases of debt,
       net of income tax benefit                                                    (0.056)             -              (0.046)
     Extraordinary gain on discharge of debt,
       net of income tax expense                                                       -               0.055             -
                                                                               -----------      ------------     ------------
       Net income                                                              $     0.473      $      0.754     $      0.639
                                                                               ===========      ============     ============
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